EXHIBIT 10

                    AMENDED AND RESTATED OPERATING AGREEMENT

         THIS AGREEMENT, dated effective as of August 1, 1997 by and between Boeing Capital Services Corporation ("BCSC"), formerly McDonnell Douglas Financial Services Corporation ("MDFS"), a Delaware corporation, and Boeing Capital Corporation ("BCC"), formerly McDonnell Douglas Finance Corporation ("MDFC"), a Delaware corporation, is hereby amended to read as follows;

         "THIS AGREEMENT, dated effective as of August 1, 1997 by and between Boeing Capital Services Corporation ("BCSC"), formerly McDonnell Douglas Financial Services Corporation ("MDFS"), a Delaware corporation, and Boeing Capital Corporation ("BCC"), formerly McDonnell Douglas Finance Corporation ("MDFC"), a Delaware corporation;

                              W I T N E S S E T H:

         WHEREAS, McDonnell Douglas Corporation ("MDC") and the parties hereto have entered into an Amended and Restated Operating Agreement dated effective as of April 12, 1993 (the "Operating Agreement"), which provides that MDC shall pay MDFS for certain tax savings realized by MDC as a result of including MDFS and its subsidiaries in its consolidated return and that MDFS shall pay MDC for certain additional taxes incurred by MDC as a result of including MDFS and its subsidiaries in such return.

         WHEREAS, The Boeing Company ("Boeing") and BCSC have entered into a Supplemental Operating Agreement dated effective as of August 1, 1997 (the "Supplemental Operating Agreement"), which provides that Boeing shall pay BCSC for certain tax savings realized by Boeing as a result of including BCSC and its subsidiaries in its consolidated return and that BCSC shall pay Boeing for certain additional taxes incurred by Boeing as a result of including BCSC and its subsidiaries in such return.

         NOW, THEREFORE, the parties hereto agree as follows:

         Section 1. Federal Income Taxes. Pursuant to the Supplemental Operating Agreement, it is the intention of Boeing to continue to file its Federal income tax returns on a consolidated basis with MDC and BCSC and its subsidiaries in accordance with the income tax regulations under Section 1502 of the Internal Revenue Code of 1986, as amended. With respect to each taxable year for which such practice remains in effect, BCSC agrees to pay to BCC an amount equal to the excess of (i) the amount of Boeing consolidated Federal income taxes which would be due for such taxable year if such taxes were computed by excluding BCC and its subsidiaries, over (ii) the amount of Boeing consolidated Federal income tax which would be due for such taxable year if such taxes were computed including BCC and its subsidiaries. If for any such taxable year the amount of taxes computed in accordance with clause (ii) hereof shall exceed the amount of taxes computed under clause (i), BCC shall pay BCSC an amount equal to the excess of the clause (ii) amount over the clause (i) amount. If subsequent to any payments made by BCSC (or BCC) pursuant to this Section 1, Boeing or BCSC (or BCC) shall incur Federal income tax losses which under applicable law could be carried back to the taxable year for which such payments were made, BCC (or
BCSC) will nevertheless be under no obligation to repay to BCSC (or BCC) any portion of such payments.

         Section 2.        Miscellaneous.

         2.1 This Agreement is not and does not constitute a direct or indirect guarantee by BCSC of any obligation or debt of BCC.

         2.2 This Agreement may be amended, waived or terminated at any time by written agreement of the parties.

         2.3 In no event shall BCC receive an amount under this Agreement which is materially less (or be obligated to pay an amount which is materially greater) than the amount that BCC would have received, or have been obligated to pay, under Section 4 of the Operating Agreement dated as of January 15, 1975 between MDC and MDFC in the form attached hereto as Exhibit A.

         2.4  BCSC  hereby  assigns  to BCC its  rights  and  obligations  under

         Sections 1, 2 and 3 of the Operating Agreement. 2.5 The Operating Agreement between MDFS and MDFC dated February 8, 1989 with regard to Federal Income Taxes is hereby terminated."

                                            BOEING CAPITAL SERVICES CORPORATION
                                            By  /S/ THOMAS J. MOTHERWAY
                                            Its  President

                                            BOEING CAPITAL CORPORATION
                                            By  /S/ MICHAEL C. DRAFFIN
                                            Its Vice President